UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 13, 2025

PERMROCK ROYALTY TRUST

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38472	82-6725102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Argent Trust Company, Trustee 3838 Oak Lawn Ave. Suite 1720
Dallas, Texas		75219
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 855 588-7839

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units of Beneficial Interest	PRT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

On January 13, 2025, PermRock Royalty Trust (the “Trust”) issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that Boaz Energy II, LLC (“Boaz Energy”), the owner and operator of the oil and gas properties underlying the Trust (the “Underlying Properties”), has informed the Trust of Boaz Energy’s pending sale of all of its interests in the Underlying Properties and its units of beneficial interest in the Trust to T2S Permian Acquisition II LLC (“Buyer”). The Underlying Properties will remain burdened by the Trust’s net profits interest. Boaz Energy reports that the Purchase and Sale Agreement contains customary conditions to the parties’ obligations to consummate the closing of the transaction (the “Closing”). If customary closing conditions are satisfied, the Closing is anticipated to occur in March 2025, at which time, operations of the Underlying Properties will transition to Buyer.

In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K shall be deemed “furnished” and not “filed” with the Securities and Exchange Commission for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release dated January 13, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERMROCK ROYALTY TRUST
		By:	Argent Trust Company, as Trustee

Date:	January 13, 2025	By:	/s/ Jana Egeler
Jana Egeler Vice President, Trust Administrator

(The Trust has no directors or executive officers.)